Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934

Filed by the Registrant                       (X)
Filed by a Party other than the Registrant    ( )

Check the appropriate box:

(X)   Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only(as permitted by Rule 14 a-6(e)(2))
( )   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                    NOVA NATURAL RESOURCES CORPORATION
                    __________________________________
             (Name of Registrant as Specified In Its Charter)


             _______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and Q-11.
    1)  Title and each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

( ) Fee paid previously with preliminary materials

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 9-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No:
    3)  Filing Party:
    4)  Date Filed:

                   NOVA NATURAL RESOURCES CORPORATION
                             P.O. BOX 460748
                         GLENDALE, COLORADO 80246
                               720-524-1363

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD DECEMBER 15, 2000

                                                 November 10, 2000

To the Shareholders of Nova Natural Resources Corporation:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Nova Natural Resources Corporation, a Colorado corporation (the "Company"), will be held at 950 South Cherry Street, Suite 900, Denver, Colorado, on the 15th day of December, 2000, at 10:00 a.m., local time, for the following purposes:

   1. To amend the Company's Articles of Incorporation to increase the number of shares of Common Stock, $.10 par value, the Company is authorized to issue from 17,000,000 to 300,000,000 shares.

   2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Owners of Common and Preferred Stock of the Company of record at the close of business on October 30, 2000, will be entitled to vote at the meeting.

Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. Thank you for your cooperation.

                              By Order of the Board of Directors
                              Brian B. Spillane
                              Chief Executive Officer and President

     ___________________________________________________________________
                  PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                        IN THE ACCOMPANYING ENVELOPE
             NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
     ___________________________________________________________________

                   NOVA NATURAL RESOURCES CORPORATION
                             P.O. BOX 460748
                         GLENDALE, COLORADO 80246
                               720-524-1363


                                                 November 10, 2000

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Nova Natural Resources Corporation on December 15, 2000, at 10:00 a.m., at 950 South Cherry Street, Suite 900, Denver, Colorado. We look forward to greeting those shareholders who are able to attend.

At the meeting, you are being asked to amend the Company's Articles of Incorporation to increase the number of Shares of Common Stock, $.10 par value, the Company is authorized to issue from 17,000,000 to 300,000,000 shares.

It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and return your proxy in the enclosed envelope at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

                                       Sincerely,



                                     Brian B. Spillane
                                     Chief Executive Officer and President

                        PRELIMINARY PROXY MATERIALS

                      NOVA NATURAL RESOURCES CORPORATION
                               P.O. BOX 460748
                          GLENDALE, COLORADO 80246

                              -----------------

                               PROXY STATEMENT

                              -----------------

                       SPECIAL MEETING OF SHAREHOLDERS

                              -----------------

                         To Be Held December 15, 2000

                              -----------------

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Nova Natural Resources Corporation (the "Company") of proxies for use at a Special Meeting of the Shareholders of the Company to be held on December 15, 2000, at 10:00 a.m., Mountain Standard Time, at 950 South Cherry Street, Suite 900, Denver, Colorado. This Proxy Statement and the accompanying form of Proxy were mailed to the Company's Shareholders on or about November 10, 2000.

If the accompanying Proxy form (Attachment No.1) is signed, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. If no choice is specified, the shares will be voted FOR the amendment of the Company's Articles of Incorporation to increase the number of shares of Common Stock, $.10 par value, the Company is authorized to issue from 17,000,000 to 300,000,000 shares. Your executed Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company, P.O. Box 460748, Glendale, Colorado, 80246, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person should you find it convenient to attend the Special Meeting and desire to vote in person. To the Company's knowledge, those Directors of the Company who are identified on the Proxy form, intend to vote for the amendment of the Company's Articles of Incorporation.

                       SOLICITATION OF PROXY

The expense of soliciting these Proxies will be borne by the Company. It is contemplated that the Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally, by telephone or by special letter. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses of forwarding Proxy materials to their principals.

    VOTING SECURITIES AND PRINCIPAL HOLDERS OF SUCH SECURITIES

On October 30, 2000, the record date for determination of Shareholders entitled to vote at the Special Meeting of Shareholders, 13,254,033 shares of the Company's Common Stock and 1,792,267 shares of the Company's Convertible Preferred Stock , $1.00 par value, were outstanding. Each share of Common Stock is entitled to one vote, and one share of Convertible Preferred Stock is entitled to two votes on all matters voted upon the Special Meeting.
The presence, in person or by proxy, of a majority of the outstanding shares of Common and Preferred Stock in the aggregate is necessary to constitute a quorum at the Meeting. Any votes withheld from voting
(whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote.

The following table sets forth the only persons known to the Company, as of October 30, 2000, to own beneficially more than 5% of the Company's Preferred Stock and of the Company's Common Stock, its only classes of issued and outstanding voting securities. Except as otherwise noted in the footnotes to the table, each person named has sole voting and investment powers relating to such shares.

Name and Address              Amount and Nature of
of Beneficial Owner           Beneficial Ownership       Percent of Class
___________________           ____________________       ________________

Preferred Stock
_______________


Robert E. McDonald                   794,421 (1)           44.3%
P.O. Box 1022

585 North 300 West
Beaver, UT 84713

Karen McDonald                       794,420 (2)           44.3%
2575 Corte Casitas
Carlsbad, CA 92009

Brian B. Spillane                    203,426 (5)           11.4%
P.O. Box 460748
Denver, CO 80246-0748

Common Stock
____________

Robert E. McDonald                   967,038 (1)           7.3%
P.O. Box 1022
585 North 300 West
Beaver, UT 84713

Karen McDonald                       602,037 (2)           4.5%
2575 Corte Casitas
Carlsbad, CA 92009

James R. Schaff                    1,108,400 (3)           8.4%
P.O. Box 460748
Glendale, CO 80246-0748

Milton O. Childers                 1,417,931 (4)          10.7%
17939 E. Brown Place
Aurora, CO 80013

Brian B. Spillane                  1,704,276 (5)          12.9%
P.O. Box 460748
Glendale, CO 80246-0748


(1) The preferred and common shares are held by the REM Family Trust, in which Mr. McDonald is the Trustee. Includes options held by two officers and directors and one director of the Company to purchase an aggregate of 561,788 shares of Common Stock directly from Mr. McDonald, all exercisable at $.10 per share at any time on or before April 3, 2003. Includes 117,187 shares which were issued to Mr. McDonald in August 1999 upon his acceptance of an offer by the Company to cancel $9,375 of convertible subordinated debentures, and replace them with 117,187 shares of Common Stock and a secured note in the amount of $4,687.50. The note has been paid in full. Includes 365,000 shares issued to Mr. McDonald for services and in recognition of Mr. McDonald's personal guarantee of the Company's line of credit along with Mr. Spillane over the past two years, for which he received no compensation.

(2) The preferred and common shares are held by the Karen McDonald Trust, in which Ms. McDonald is Trustee. Includes options held by two officers and one director of the Company to purchase an aggregate of 561,787 shares of common stock directly from Ms. McDonald, all exercisable at $.10 per share at any time on or before April 3, 2003. Includes 117,187 shares which were issued to Ms. McDonald in August 1999 upon her acceptance of an offer by the Company to cancel $9,375 of convertible subordinated debentures, and replace them with 117,187 shares of common stock and a secured note in the amount of $4,687.50. The note has been paid in full.

(3) Consists of 254,030 shares vested in his account under the ESOP plan. Includes 39,063 shares which were issued to Mr. Schaff in August 1999 upon his acceptance of an offer by the Company to cancel $3,125 of convertible subordinated debentures, and replace them with 39,063 shares of common stock and a secured note in the amount of $1,562.50.
     The note has been paid in full. Includes 755,000 shares issued to Mr. Schaff January 6, 2000, in exchange for services for which he received no compensation.

(4) Consists of 225,154 shares owned by Mr. Childers, 4,843 shares held by Mr. Childers' wife and 395,747 shares vested under the ESOP, but does not include options to purchase 186,789 shares directly from Mr. McDonald, and options to purchase 186,788 shares from Ms. McDonald. Includes 117,187 shares which were issued to Mr. Childers in August 1999 upon his acceptance of an offer by the Company to cancel $9,375 of convertible subordinated debentures, and replace them with 117,187 shares of common stock and a secured note in the amount of $4,687.50. The note has been paid in full. Includes 675,000 shares issued to Mr. Childers January 6, 2000 in exchange for services for which he received no compensation.

(5) Consists of 597,086 shares vested in his account under the ESOP, but does not include options owned by Mr. Spillane to purchase 250,000 shares directly from Mr. McDonald, options to purchase 250,000 shares directly from Ms. McDonald. Includes 156,248 shares which were issued to Mr. Spillane in August 1999 upon his acceptance of an offer by the Company to cancel $12,500 of convertible subordinated debentures, and replace them with 156,248 shares of Common Stock and a secured note in the amount of $6,250. The note has been paid in full. Includes 835,000 shares issued to Mr. Spillane January 6, 2000 in recognition of Mr. Spillane's personal guarantee of the Company's line of credit and his providing collateral for such line of credit over the past two years, and for services for which he received no compensation.

The following table shows, at October 30, 2000, the shares of the Company's outstanding Common Stock, $.10 par value (13,254,033 shares), beneficially owned by each of the officers and directors of the Company and the shares beneficially owned by all of the officers and directors as a group. Except as otherwise noted in the footnotes to the table, each person named has sole voting and investment powers related to his shares.

    Name of                 Amount and Nature of     Percent
Beneficial Owner            Beneficial Ownership     of Class

Robert E. McDonald               967,038 (1)           7.3%
Brian B. Spillane              1,704,276 (2)          12.9%
Milton O. Childers             1,417,931 (3)          10.7%
Robert W. Meier                  586,303 (4)           4.4%
John R. Parker                   423,125 (5)           3.2%

All Directors and Officers
as a group (5 persons)         5,098,673              38.5%


    (1)  See note (1) of the preceding table.

    (2)  See note (5) of the preceding table.

    (3)  See note (4) of the preceding table.

    (4) Includes 78,125 shares which were issued to Mr. Meier in August 1999 upon his acceptance of an offer by the Company to cancel $6,250 of convertible subordinated debentures, and replace them with 78,125 shares of Common Stock and a secured note in the amount of $3,125. The note has been paid in full. Includes 315,000 shares issued to Mr. Meier January 6, 2000 in exchange for services for which he received no compensation.

    (5) Does not include options owned by Mr. Parker to purchase 125,000 shares directly from Mr. McDonald, and options to purchase 125,000 shares directly from Ms. McDonald. Includes 78,125 shares which were issued to Mr. Parker in August 1999 upon his acceptance of an offer by the Company to cancel $6,250 of convertible subordinated debentures, and replace them with 78,125 shares of common stock and a secured note in the amount of $3,125. The note has been paid in full. Includes 345,000 shares issued to Mr. Parker January 6, 2000 in return for services to the Company, including assistance in obtaining drilling participants and participants in a financing, for which he received no compensation.

The following table shows as of October 30, 2000, the shares of the Company's Common Stock which would be held by Officers and Directors, $.10 par value, assuming full conversion of the Preferred Stock, and full exercise of all options. There are no outstanding Company options. The only options held are personal options held by Messrs. Childers, Parker and Spillane from Mr. McDonald and Ms. McDonald.

    Name of                 Amount and Nature of        Percent
Beneficial Owner            Beneficial Ownership        of Class

Robert E. McDonald             1,994,091                11.8%
Brian B. Spillane              2,611,128                15.5%
Milton O. Childers             1,791,508                10.6%
Robert W. Meier                  586,303                 3.5%
John R. Parker                   673,125                 4.0%

All Directors and Officers
as a group (5 persons)         7,656,155                45.5%

If full conversion of all outstanding shares of Convertible
Preferred Stock and options occurred, the Company would have outstanding 16,838,567 shares of its Common Stock.

    AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION

Proposal
________

The Company's Board of Directors has recommended and proposes that the Company's Articles of Incorporation be amended to increase the number of shares of Common Stock, $.10 par value, the Company is authorized to issue from 17,000,000 shares, as currently authorized, to 300,000,000 shares. NO other provision of the Company's Articles of Incorporation will be changed upon approval by the Company's shareholders of the proposed amendment.

Background of the Proposed Amendment
____________________________________

During fiscal 1999, management of the Company determined that the Company could not operate profitably because of a lack of capital from operations and other sources, an inability to attract industry partners to fund and operate the Company's principal assets, and the general economic conditions of the industries in which the Company operated. Management determined that the Company would be more valuable, and the interests of its shareholders would be better served, by the sale, reassignment, and abandonment of the Company's assets and marketing of the Company as a "shell". In this fashion, management believes that it may obtain for the Company's shareholders a minority interest in a company with more substantial assets, operations and prospects. In exchange, such a merger partner will become a public company and obtain liquidity for its shares.

During fiscal year 2000, the Company has disposed of virtually all of its oil and gas properties and moved its offices to smaller, less expensive quarters. The sale of the Company's assets was undertaken in the ordinary course of its business, which, over time, has included purchases and sales of such interests and properties. Currently, the Company owns small interests in certain oil and gas leases which it has agreed to sell. In addition, the Company owns certain paper grade kaolin mining leases in Minnesota. The Company offered to transfer those leases to a company with whom it had a venture agreement which afforded an option to own the mining leases. The venture partner refused the transfer of the leases and terminated the agreement under which they were offered. The Company's lease payment obligations for the kaolin leases are paid through December 2000. When additional rentals are due, in January 2001, the Company will not have assets sufficient to make the payments and if it has not sold the leases or made other arrangements, such as a venture agreement, it intends to allow the leases to lapse.

On two separate occasions during fiscal 2000, the Company entered into letters of intent for transactions by which the Company would issue, in exchange for the business of another entity, shares sufficient for such other entity to become the majority shareholder of the Company. In each case a definitive agreement was not executed, and neither transaction was finalized. Both transactions contemplated that the Company would amend its Articles of Incorporation to increase the number of shares of its Common Stock authorized for issuance. Management believes that, similarly, an increase in the authorized shares of Common Stock will be necessary to effectuate any such transaction in the future. As such, although the Company has not obtained either a letter of intent or definitive agreement for such a transaction, management is proposing to increase the Company's capitalization in order to facilitate any such merger or acquisition of assets.

Common Stock
____________

The Company currently is authorized to issue 17,000,000 shares of Common Stocks, $.10 per value per share. Holders of Common Stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders and are not entitled to cumulate votes for the election of directors.
Holders of Common Stock do not have preemptive rights to subscribe for additional shares of Common Stock issued by the Company.

Holders of Common Stock are entitled to receive dividends as may be declared by the Company's Board of Directors out of funds legally available for that purpose, subject to the rights of the holders of the Company's Preferred Stock. Holders of Common Stock and Preferred Stock have equal rights to all dividends declared and paid by the Company. In the event of liquidation, holders of Common Stock are entitled to share, pro rata, in any distribution of the Company's assets remaining after payment of liabilities, subject to the preferences and rights of the holders of Preferred Stock. The Company has not paid and has no plan to pay dividends. Any cash obtained in an acquisition transaction will be paid to the employees and former employees of the Company as compensation and/or severance.

Preferred Stock
_______________

The Company is authorized to issue Three Million (3,000,000) shares of its Preferred Stock, $1.00 par value per share, designated as "Series A Convertible Preferred Stock." The holders of the Company's Preferred Stock will have the full right and power to vote with the shareholders of the Common Stock on all matters on which the shareholders of Common Stock are entitled to vote. Holders of Preferred Stock are entitled to two
(2) votes for each share of Preferred Stock held and are not entitled to cumulate votes for the election of directors.
Holders of Preferred Stock do not have preemptive rights to subscribe for or to purchase any additional shares of Preferred Stock or Common Stock.

Each share of Preferred Stock may be converted at any time into two shares of the Company's Common Stock. Shares of Preferred Stock are not entitled to receive dividends on the same basis as holders of shares of Common Stock. In the event of dissolution, liquidation or winding up of the Company, the holders of the Preferred Stock shall be entitled to receive par value per share, together with all dividends thereon accrued or in arrears, out of any assets of the Company remaining after the Company's debts have been paid in full and before any payment is made or assets set apart for payment to the holders of Common Stock.

The Articles of Incorporation provide protection to holders of Preferred Stock against mergers or consolidations of the Company and provide that, upon the issuance of stock dividends on Common Stock or changes in the numbers of outstanding shares of Common Stock, the formula for converting Preferred Stock into Common Stock shall be changed. The Company is required to reserve out of its authorized but unissued shares of Common Stock, shares sufficient to assure the complete conversion of all issued and outstanding shares of Preferred Stock.

Transfer Agent
______________

The transfer agent for the Common Stock is MCM Stock Transfer
Company.

                          PROXY

Nova Natural Resources Corporation
P.O. Box 460748
Glendale, CO 80246

  This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian B. Spillane and Robert E. McDonald as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Nova Natural Resources Corporation held on record by the undersigned on October 30, 2000, at the Special Meeting of shareholders to be held on December 15, 2000 or any adjournment thereof

1.  PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S
    ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED
    SHARES OF COMMON STOCK, $.10 PAR VALUE, TO 300,000,000
    SHARES


    ___For        ___Against             ___Abstain

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposal 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated___________________,2000        ___________________________
                                     Signature
Please mark, sign, date and
return the proxy card promptly
using the enclosed envelope          ___________________________
                                     Signature if made jointly